UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 23, 2007

MEDecision, Inc.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	001-33191	23-2530889
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Lee Road, Chesterbrook Corporate Center		19087
Wayne, Pennsylvania		(Zip Code)
(Address of Principal Executive Offices)

(610) 540-0202

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(c)  On April 26, 2007, the Board of Directors of MEDecision, Inc. (the “Company”) and its Compensation Committee approved an amendment (the “Amendment”) of the terms of options granted in April and July 2006 to purchase 453,625 shares of the Company’s common stock (the “2006 Options”) to decrease the exercise price from $22 per share to $10 per share, the offering price of the common stock in the Company’s December 2006 initial public offering.  As disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2007, in order to rectify any possible Nasdaq listing violation resulting from the lack of shareholder approval for the Amendment, the Company reinstated the exercise price of the outstanding 2006 Options to $22 per share (the “Reinstatement”) and granted to the same employees who received the outstanding 2006 Options, options to purchase a similar number of shares of the Company’s common stock under the Company’s 2006 Equity Incentive Plan with an exercise price of $10 per share.  On July 23, 2007, the Company received a Nasdaq Staff Deficiency Letter (the “Letter”) indicating that the Amendment failed to comply with the shareholder approval requirement for continued listing set forth in Marketplace Rule 4350(i)(1)(A) and that the Reinstatement was sufficient to bring the Company into compliance with the rule, thus concluding Nasdaq’s review of the matter.

On July 27, 2007, the Company issued a press release announcing the receipt of the Letter.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of MEDecision, Inc. issued on July 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDECISION, INC.

Date: July 27, 2007	By:	/s/ Carl E. Smith
Name: Carl E. Smith
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of MEDecision, Inc. issued on July 27, 2007.